
                                                 CITICASTERS INC. AND SUBSIDIARIES

                                      EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER COMMON SHARE
                                             (In thousands, except per share amounts)


                                                                            Three months          Nine months
                                                                               ended                 ended
                                                                            September 30,        September 30,
                                                                                1994                  1994
                                                                            -------------        -------------
 Net earnings used to calculate primary and fully-
   diluted earnings per share                                                   $44,851              $48,260

 Shares used in calculation of primary earnings
   per share:
     Weighted average common shares                                              11,288               11,318
     Dilutive effect of assumed exercise of certain
       options for the purchase of common shares                                    116                   89
                                                                                -------              -------
     Weighted average common shares used to calculate
       primary earnings per share                                                11,404               11,407
                                                                                =======              =======

 Primary earnings per common share                                                $3.93                $4.23



 Shares used in calculation of fully-diluted
   earnings per share:
     Weighted average common shares                                              11,288               11,318
     Dilutive effect of assumed exercise of
       certain stock options for the purchase
       of common stock                                                              167                  167
                                                                                -------              -------
     Weighted average common shares used to calculate
       fully-diluted earnings per share                                          11,455               11,485
                                                                                =======              =======

Fully-diluted earnings per common share                                          $3.92                $4.20





                                    Page 15